ELDREDGE, FOX & PORRETTI, LLP
CERTIFIED PUBLIC ACCOUNTANTS - BUSINESS CONSULTANTS
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180 CANAL VIEW BLVD.
ROCHESTER, NEW YORK 14623
716/427-8900  FAX: 427-8947
25 NORTH STREET
CANANDAIGUA, NEW YORK  14424
716/398-2880  394-7513





                          INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

As independent public accountants, we hereby consent to the use of our report and all references to our Firm, included in or made a part of this Form N-1A Registration Statement Under the Securities Act of 1933 Post-Effective Amendment No. 19 / Registration Statement Under the Investment Act of 1940 Amendment No. 20 of The Canandaigua Funds.






                                            /s/ ELDREDGE, FOX & PORRETTI, LLP
                                            ----------------------------------
                                                ELDREDGE, FOX & PORRETTI, LLP
Canandaigua, New York
May 2, 2003



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